UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 21, 2003
                        (Date of earliest event reported)

                                   3M COMPANY
             (Exact name of registrant as specified in its charter)

                                 File No. 1-3285
                            (Commission File Number)

Delaware                                                        41-0417775
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

3M Center                                                      55144-1000
St. Paul, Minnesota                                            (Zip Code)

                    (Address of principal executive offices)

                  Registrant's telephone, including area code:
                                 (651) 733-1110



ITEM 9.  REGULATION FD DISCLOSURE

         The information contained in this Current Report, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

         In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the company also discloses non-GAAP results that exclude special items. The company will continue to provide reconciliations of its disclosed non-GAAP financial reporting to the most comparable GAAP reporting. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Earnings per share and other amounts before special items are not measures recognized under U.S. generally accepted accounting principles. The determination of special items may not be comparable to similarly titled measures used by other companies.

         The press release follows.

FOR IMMEDIATE RELEASE

3M REPORTS HIGHER FIRST-QUARTER SALES AND EARNINGS;
REVENUES INCREASE 11.0 PERCENT TO A RECORD $4.32 BILLION

ST. PAUL, MINN. -- April 21, 2003 -- 3M (NYSE: MMM) today announced its sales and earnings results for first quarter 2003.

The company reported net income of $502 million, or $1.27 per share, versus $452 million, or $1.14 per share, in the first quarter of 2002. Excluding special items(a), 3M earned $1.42 per share, up 15.4 percent from $1.23 per share in last year's first quarter. Net income, excluding special items(a), was $560 million versus $487 million in the comparable quarter.

"The entire 3M team is energized by this quarter's results," said W. James McNerney, Jr., 3M chairman and CEO. "3Mers everywhere are driving our global corporate initiatives across the company and achieving both improved productivity and accelerated top-line growth."

Worldwide sales in the first quarter totaled $4.318 billion, 11.0 percent higher than in the year-earlier quarter. Sales volumes increased 5.4 percent, including a positive 2.0 percent impact from acquisitions. Volumes increased 24.4 percent in Display and Graphics (includes 12 percent from acquisitions), 5.0 percent in Safety, Security and Protection Services, 4.7 percent in Health Care, 3.9 percent in Industrial, 3.3 percent in Consumer and Office and 1.7 percent in Transportation. Volumes declined 5.1 percent in Electro and Communications. Currency effects increased worldwide sales by 5.6 percent, while selling prices were flat.

Sales in the United States totaled $1.800 billion, up 1.0 percent from the same quarter of 2002. Volumes increased 1.4 percent, including a positive 1.8 percent impact from acquisitions, while selling prices declined 0.4 percent.

Sales outside the United States totaled $2.518 billion. Volumes increased 8.7 percent versus the comparable quarter, which includes a positive 2.2 percent impact from acquisitions. Changes in the value of the U.S. dollar increased international sales by 10.4 percent and selling prices increased 0.4 percent. Volumes increased 19 percent in Asia Pacific driven by an 8 percent increase in Japan and a 30 percent increase in the rest of the region. Volumes also increased in Latin America by 17.5 percent, whereas volumes declined 1.1 percent in Europe.

"As everyone knows, geo-political and economic conditions remain highly uncertain," McNerney said. "Despite these conditions, we remain committed to achieving our top-line and profitability goals while driving higher cash flow and preserving a strong and healthy balance sheet."

3M also reaffirmed its earnings outlook for 2003. For the year, the company expects reported earnings will be within a range of $5.65 to $5.85 per share. Excluding special items, 3M expects 2003 earnings to be between $5.80 and $6.00 per share. Second-quarter earnings are expected to be in the range of $1.47 to $1.53 per share.

Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

(a) As previously announced by 3M on March 26, 2003, a court issued an adverse ruling associated with a lawsuit filed against 3M in 1997 by LePage's Inc. During the first quarter of 2003, 3M recorded pretax charges of $93 million ($58 million after-tax) related to this proceeding. During the first quarter of 2002, under its previously announced restructuring plan, 3M incurred pretax charges of $54 million ($35 million after-tax) primarily related to employee separation costs and accelerated depreciation charges.


FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that reflect current views and estimates of 3M's management of future economic circumstances, industry conditions, company performance and financial results. The statements are based on many assumptions and factors including: (1) worldwide economic conditions;
(2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) purchased components and materials, including shortages and increases in the costs of such components and materials; (5) 3M's ability to successfully manage acquisitions, divestitures and strategic alliances; and (6) legal proceedings. Any changes in such assumptions or factors could produce significantly different results.

ABOUT 3M
3M is a $16 billion diversified technology company with leading positions in consumer and office; display and graphics; electronics and telecommunications; health care; industrial; safety, security and protection services; transportation and other businesses. Headquartered in St. Paul, Minnesota, the company has operations in more than 60 countries and serves customers in nearly 200 countries. 3M is one of the 30 stocks that make up the Dow Jones Industrial Average and also is a component of the Standard & Poor's 500 Index. For more information about 3M, go to www.3M.com/profile/pressbox/index.jhtml.

                           3M Company and Subsidiaries
                              SALES CHANGE ANALYSIS
                                   (Unaudited)

                                          First-Quarter 2003

                                 Worldwide     U.S.        Intl.
                                 ---------   --------     --------
         Volume - core                3.4%       (0.4)%        6.5%

         Volume - acquisitions
            and divestitures          2.0         1.8          2.2

         Price                         --        (0.4)          .4

         Translation                  5.6          --         10.4
                                 --------    --------     --------
         Total                       11.0%        1.0%        19.5%
                                 ========    ========     ========

                           3M Company and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                 (Amounts in millions, except per-share amounts)
                                   (Unaudited)

                                                Three-months ended
                                                     March 31
                                               ----------------------
                                                 2003         2002
                                               ---------    ---------
Net sales                                      $   4,318    $   3,890
                                               ---------    ---------
Operating expenses
  Cost of sales                                    2,211        2,036
  Selling, general and
    administrative expenses                          963          877
  Research, development and
    related expenses                                 270          264
  Other expense                                       93           --
                                               ---------    ---------
            Total                                  3,537        3,177
                                               ---------    ---------
Operating income                                     781          713
                                               ---------    ---------
Interest expense and income
  Interest expense                                    23           19
  Interest income                                     (6)          (9)
                                               ---------    ---------
         Total                                        17           10
                                               ---------    ---------
Income before income taxes
  and minority interest                              764          703

Provision for income taxes                           248          227

Minority interest                                     14           24
                                               ---------    ---------
Net income                                     $     502    $     452
                                               =========    =========
Weighted average common
  shares outstanding - basic                       390.0        389.9
Earnings per share - basic                     $    1.29    $    1.16
                                               =========    =========
Weighted average common
  shares outstanding - diluted                     395.3        395.2
Earnings per share - diluted                   $    1.27    $    1.14
                                               =========    =========

                          3M Company and Subsidiaries
      Supplemental Unaudited Consolidated Statement of Income Information
                (Dollars in millions, except per-share amounts)

                               Three-months ended            Three-months ended
                                 March 31, 2003                March 31, 2002
                         -----------------------------  ----------------------------
                         Excluding                      Excluding
                          special   Special   Reported   special   Special  Reported
                           items     items      total     items     items     total
                           ------    ------     ------    ------    ------    ------
Net sales                  $4,318    $   --     $4,318    $3,890    $   --    $3,890
                           ------    ------     ------    ------    ------    ------
Operating expenses
  Cost of sales             2,211        --      2,211     2,006        30     2,036
  Selling, general and
    administrative
    expenses                  963        --        963       856        21       877
  Research, development
    and related expenses      270        --        270       261         3       264
  Other expense                --        93         93        --        --        --
                           ------    ------     ------    ------    ------    ------
      Total                 3,444        93      3,537     3,123        54     3,177
                           ------    ------     ------    ------    ------    ------
Operating
  income (loss)               874       (93)       781       767       (54)      713

Interest expense
  and (income), net            17        --         17        10        --        10
                           ------    ------     ------    ------    ------    ------
Income (loss) before
 income taxes and
 minority interest            857       (93)       764       757       (54)      703

Provision (benefit)
 for income taxes             283       (35)       248       246       (19)      227
Effective tax rate           33.1%                32.5%     32.5%               32.2%

Minority interest              14        --         14        24        --        24
                           ------    ------     ------    ------    ------    ------
Net income (loss)          $  560    $  (58)    $  502    $  487    $  (35)   $  452
                           ======    ======     ======    ======    ======    ======
 Weighted average
  diluted shares            395.3     395.3      395.3     395.2     395.2     395.2
 Net income per
  diluted share            $ 1.42    $ (.15)    $ 1.27    $ 1.23    $ (.09)   $ 1.14
                           ======    ======     ======    ======    ======    ======


                           3M Company and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                 (Dollars in millions, except per-share amounts)
                                   (Unaudited)

                                                   Mar. 31,  Mar. 31,  Dec. 31,
ASSETS                                                 2003      2002      2002
Current assets                                       -------   -------   -------
  Cash and cash equivalents                          $   561   $   590   $   618
  Accounts receivable - net                            2,643     2,610     2,527
  Inventories                                          1,957     2,000     1,931
  Other current assets                                 1,303     1,073       983
                                                     -------   -------   -------
        Total current assets                           6,464     6,273     6,059
  Investments                                            221       262       238
  Property, plant and equipment - net                  5,550     5,488     5,621
  Other assets                                         3,610     2,408     3,411
                                                     -------   -------   -------
        Total assets                                 $15,845   $14,431   $15,329
                                                     =======   =======   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt                                    $ 1,200   $   984   $ 1,237
  Accounts payable                                       963       781       945
  Payroll                                                409       531       411
  Income taxes                                           652       595       518
  Other current liabilities                            1,468     1,121     1,346
                                                     -------   -------   -------
        Total current liabilities                      4,692     4,012     4,457
Long-term debt                                         2,119     1,891     2,140
Other liabilities                                      2,718     2,526     2,739
                                                     -------   -------   -------
        Total liabilities                              9,529     8,429     9,336
                                                     -------   -------   -------

Total stockholders' equity - net                       6,316     6,002     5,993
  Shares outstanding
        March 31, 2003:  390,833,851 shares
        March 31, 2002:  389,347,924 shares
        December 31, 2002:  390,195,681 shares
                                                     -------   -------   -------
        Total liabilities and stockholders' equity   $15,845   $14,431   $15,329
                                                     =======   =======   =======

                          3M Company and Subsidiaries
                         BUSINESS SEGMENTS (Unaudited)

As more fully described in 3M's 2002 Annual Report on Form 10-K, in September 2002, 3M announced it would strategically realign its organization for faster growth and a closer focus on markets and customers. This realignment resulted in seven reportable business segments compared to the previous structure of six reportable business segments. These structural changes were driven by 3M's strategic planning process and represent an important step toward access to its larger and faster-growing markets. Internal management reporting for the new reportable business segments commenced January 1, 2003.

3M provided in its "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in its 2002 Annual Report on Form 10-K supplemental financial information related to these new business segments on an annual basis. This information was provided on a supplemental basis as the company did not operate under this new structure for these periods, and has only operated under this new structure since January 1, 2003.

3M filed a Current Report on Form 8-K on April 4, 2003, that provided supplemental unaudited financial information on both an annual and quarterly basis for the years ended December 31, 2002, 2001 and 2000 reflecting the historical realigned segments. This supplemental financial information was provided for the respective years to show the results on an interim basis for the realigned segments. Results under the new structure for the quarter ended March 31, 2003 and 2002 follow.

                          3M Company and Subsidiaries
                         BUSINESS SEGMENTS (Unaudited)


--------------------------------------------------------------------------------
BUSINESS
SEGMENT                                                 Three-months ended
INFORMATION                                                  March 31
(Millions)                                            2003             2002
--------------------------------------------------------------------------------
NET SALES
Health Care                                         $  946           $  845
Industrial                                             821              753
Consumer and Office                                    612              569
Display and Graphics                                   661              505
Electro and Communications                             434              444
Safety, Security and Protection Services               458              413
Transportation                                         381              349
Corporate and Unallocated                                5               12
--------------------------------------------------------------------------------
Total Company                                       $4,318           $3,890
================================================================================

OPERATING INCOME
Health Care                                         $  238           $  220
Industrial                                             132              111
Consumer and Office                                    110              105
Display and Graphics                                   182              117
Electro and Communications                              47               52
Safety, Security and Protection Services               105               86
Transportation                                         100               85
Corporate and Unallocated                           $ (133)          $  (63)
--------------------------------------------------------------------------------
Total Company                                       $  781           $  713
================================================================================

As previously announced by 3M on March 26, 2003, a court issued an adverse ruling associated with a lawsuit filed against 3M in 1997 by LePage's Inc. During the first quarter of 2003, 3M recorded pre-tax charges of $93 million ($58 million after-tax) related to this proceeding (recorded in Corporate and Unallocated). During the first quarter of 2002, under its previously announced restructuring plan, 3M incurred pre-tax charges of $54 million ($35 million after-tax) primarily related to employee separation costs and accelerated depreciation charges (recorded in Corporate and Unallocated).

INVESTOR CONTACTS:         Matt Ginter          MEDIA CONTACT:    John Cornwell
                           3M                                     3M
                           (651) 733-8206                         (651) 733-7698

                           Dan Colvin
                           3M
                           (651) 736-2637

FROM:
3M Public Relations and Corporate Communications
3M Center, Building 225-1S-15
St. Paul, MN 55144-1000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 3M COMPANY

                                                 By: /s/ Gregg M. Larson
                                                 -----------------------
                                                         Gregg M. Larson,
                                                         Secretary

 Dated: April 22, 2003